As filed with the Securities and Exchange Commission on February 11, 2015

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YuMe, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7311	27-0111478
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 1204 Middlefield Road
Redwood City, CA 94063
(650) 591-9400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full Title of the Plans)

Jayant Kadambi
Co-founder, Chairman of the Board, President and Chief Executive Officer

YuMe, Inc.
1204 Middlefield Road
Redwood City, CA 94063

 (650) 591-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Horace L. Nash, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500	Paul T. Porrini, Esq. Executive Vice President, General Counsel and Secretary YuMe, Inc. 1204 Middlefield Road Redwood City, CA 94063 (650) 591-9400

 Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,653,316	(2)	$5.4550	(3)	$9,018,838.78	$1,047.99
Common Stock, $0.001 par value per share	330,663	(4)	$4.6368	(5)	$1,533,218.20	$178.16

TOTAL			N/A		$10,552,056.98	$1,226.15
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Represents an automatic increase to the number of shares available for issuance under the 2013 Equity Incentive Plan (the “2013 Plan”) effective January 1, 2015. Shares available for issuance under the 2013 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2013 (Registration No. 333-190419) and March 27, 2014 (Registration No. 333-194842).

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 9, 2015.

(4)

Represents an automatic increase to the number of shares available for issuance under the 2013 Employee Stock Purchase Plan (the “ESPP”) effective as of January 1, 2015. Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the SEC on August 7, 2013 (Registration No. 333-190419) and March 27, 2014 (Registration No. 333-194842).

(5)

Calculated solely for the purposes of this offering under Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 9, 2015, multiplied by 85%. Pursuant to Registrant’s ESPP, the purchase price of a share is 85% of the fair market value of the Registrant’s Common Stock.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, YuMe, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the SEC to register 1,653,316 additional shares of Registrant’s Common Stock under the Registrant’s 2013 Plan and 330,663 additional shares of Registrant’s Common Stock under the Registrant's ESPP, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on August 7, 2013 (Registration No. 333-190419) and on March 27, 2014 (Registration No. 333-194842). The additional shares are of the same class as other securities relating to the 2013 Plan and ESPP for which the Registrant’s registration statements on Form S-8 filed with the SEC on August 7, 2013 (Registration No. 333-190419) and on March 27, 2014 (Registration No. 333-194842) are effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 27, 2014, and the Registrant’s Amendment No. 1 to the 2013 Form 10-K filed with the SEC on June 23, 2014 pursuant to Section 13 of the Exchange Act;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 2, 2013 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation.	S-1	333-189772	3.3	July 2, 2013

4.2	Amended and Restated Bylaws.	S-1	333-189772	3.4	July 2, 2013

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2013 Equity Incentive Plan and forms of award agreements.	S-1	333-189772	10.3	July 25, 2013

99.2	2013 Employee Stock Purchase Plan and forms of award agreements.	S-1	333-189772	10.4	July 25, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 11th day of February, 2015.

YUME, INC.

By:	/s/ JAYANT KADAMBI
Jayant Kadambi
Chairman of the Board of Directors,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jayant Kadambi and Paul Porrini, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board of Directors,
/s/ JAYANT KADAMBI	President and Chief Executive Officer	February 11, 2015
Jayant Kadambi	(Principal Executive Officer)

Executive Vice President,
/s/ TONY CARVALHO	Finance and Chief Financial Officer	February 11, 2015
Tony Carvalho	(Principal Financial Officer and Principal Accounting Officer)

Executive Vice President,
/s/ AYYAPPAN SANKARAN	Engineering, Chief Technology Officer	February 11, 2015
Ayyappan Sankaran	and Director

/s/ MITCHELL HABIB	Director	February 11, 2015
Mitchell Habib

/s/ ADRIEL LARES	Director	February 11, 2015
Adriel Lares

/s/ PING LI	Director	February 11, 2015
Ping Li

/s/ CHRISTOPHER PAISLEY	Director	February 11, 2015
Christopher Paisley

/s/ DANIEL SPRINGER	Director
Daniel Springer		February 11, 2015

/s/ DAVID WEIDEN	Director	February 11, 2015
David Weiden

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EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation.	S-1	333-189772	3.3	July 2, 2013

4.2	Amended and Restated Bylaws.	S-1	333-189772	3.4	July 2, 2013

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2013 Equity Incentive Plan and forms of award agreements.	S-1	333-189772	10.3	July 25, 2013

99.2	2013 Employee Stock Purchase Plan and forms of award agreements.	S-1	333-189772	10.4	July 25, 2013

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